Exhibit 32	Certification of Chief Executive Officer and Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of New Commerce BanCorp (the “Company”), each certify that, to his or her knowledge on the date of this certification:

1.	The quarterly report of the Company for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

August 13, 2003	By: /s/ Frank W. Wingate
Frank W. Wingate
President and Chief Executive Officer

August 13, 2003	By: /s/ R. Lamar Simpson
R. Lamar Simpson
Chief Financial Officer